UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2011

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Walnut Street Cincinnati, Ohio 45202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

2.01	Completion of Acquisition or Disposition of Assets	3

9.01	Financial Statements and Exhibits	3

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 30, 2011, we closed our previously announced acquisition of McGraw-Hill Broadcasting Company, Inc. (“McGraw-Hill Broadcasting”). On October 3, 2011, we reached a definitive agreement to acquire McGraw-Hill Broadcasting for $212 million in cash. The transaction has been financed pursuant to a credit agreement entered into December 9, 2011, with SunTrust Bank and other lenders.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements of McGraw-Hill Broadcasting will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information of McGraw-Hill Broadcasting and The E.W. Scripps Company will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date on which this Form 8-K was required to be filed.

Description of Item	Exhibit No. Incorporated

Stock Purchase Agreement between The McGraw-Hill Companies, Inc. and Scripps Media, Inc. dated October 3, 2011	99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Douglas F. Lyons
Douglas F. Lyons Vice President and Controller (Principal Accounting Officer)

Dated: December 30, 2011

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